Exhibit 10.19

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made this      day of             , 2011, by and between Manning & Napier, Inc., a Delaware corporation (the “Company”), and M&N Group Holdings, LLC, a Delaware limited liability company (“M&N Holdings”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company has consummated the initial public offering of its Class A common stock, par value $0.01 per share (the “Initial Public Offering”);

WHEREAS, as of the date hereof, M&N Holdings owns approximately         % of the issued and outstanding Class A units of Manning & Napier Group, LLC, a Delaware limited liability company (“Manning & Napier Group”); and

WHEREAS, pursuant to the terms and conditions set forth herein, the Company desires to purchase, and M&N Holdings desires to sell,          Class A Units of Manning & Napier Group held by M&N Holdings (the “Holdings Class A Units”) with a portion of the net proceeds it received in the Initial Public Offering.

NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1. Purchase of Class A Units.

(a) Subject to the terms and conditions set forth in this Agreement, M&N Holdings shall sell to the Company, and the Company shall purchase from M&N Holdings, the Holdings Class A Units for an aggregate cash purchase price equal to $         (the “Purchase Price”). The price per Class A Unit shall be equal to the price per share of the Company’s Class A common stock in the Initial Public Offering.

(b) The closing of such purchase and sale (the “Closing”) shall take place one business day following the date of this Agreement. At the Closing, (i) M&N Holdings shall deliver to the Company all instruments necessary to effect the sale and transfer of the Holdings Class A Units and (ii) the Company shall deliver the Purchase Price to M&N Holdings by wire transfer of immediately available funds to an account designed by M&N Holdings in writing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to M&N Holdings as follows:

(a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Company and, assuming due execution by M&N Holdings, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights generally and except for the limitations imposed by general principles of equity.

(c) No Conflict or Violation. The execution, delivery and performance by the Company of this Agreement does not and will not (i) violate or conflict with any provision of the organizational documents of the Company or (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental entity.

(d) Accredited Investor; Investigation. The Company (i) is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is acquiring the Holdings Class A Units for investment and for the Company’s own account and not with a view to, or for resale in connection with, any distribution, except pursuant to registration under the Securities Act or an exemption from such registration available under the Securities Act, and in compliance with foreign securities laws, as applicable, (iii) understands that the Holdings Class A Units have not been registered under the Securities Act or under any securities or blue sky laws and, as a result, are subject to substantial restrictions on transfer, (iv) has had the opportunity to ask questions of, and to receive answers from, appropriate officers and employees of M&N Holdings with respect to the terms and conditions of the transactions contemplated hereby and with respect to M&N Holdings and the Holdings Class A Units and (v) has had access to such financial and other information as requested in order for the undersigned to make an informed decision as to an investment in the Holdings Class A Units, and has had the opportunity to obtain any additional information required to verify any of such information to which the undersigned has had access.

3. Representations and Warranties of M&N Holdings. M&N Holdings hereby represents and warrants to the Company as follows:

(a) Organization. M&N Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authorization and Validity of Agreement. M&N Holdings has all requisite limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of M&N Holdings’ obligations hereunder have been duly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of M&N Holdings is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by M&N Holdings and, assuming due execution by the Company, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights generally and except for the limitations imposed by general principles of equity.

(c) No Conflict or Violation. The execution, delivery and performance by M&N Holdings of this Agreement does not and will not (i) violate or conflict with any provision of the organizational documents of M&N Holdings or (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental entity.

(d) Title. M&N Holdings has good and marketable title to the Holdings Class A Units that are being sold to the Company pursuant to Section 1 hereof. The Holdings Class A Units are owned by M&N Holdings free and clear of all liens, claims and encumbrances of any kind, and will be transferred to the Purchaser free and clear of any liens, claims or encumbrances of any kind.

4. Miscellaneous.

(a) Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with regard to the subject matter hereof.

(c) Amendments; Waivers. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought. The failure of any party at any time or times to require performance of any provisions hereof will in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

(d) Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provisions or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

(f) Severability. If any provision of this Agreement shall become illegal, invalid, unenforceable or against public policy for any reason, or shall be held by any court of competent jurisdiction to be illegal, invalid, unenforceable or against public policy, then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect. In lieu of each provision that becomes or is held to be illegal, invalid, unenforceable or against public policy, there shall be automatically added to this Agreement a provision as similar in substance to the objectionable provision as may be possible and still be legal, valid, enforceable and in compliance with public policy.

(g) Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MANNING & NAPIER, INC.

By:
Name:
Title:

M&N GROUP HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Purchase Agreement of Manning & Napier, Inc. and M&N Group Holdings, LLC]